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                                                                     Exhibit 3.3

                            CERTIFICATE OF FORMATION
                                       of
                        PENN VIRGINIA OPERATING CO., LLC


         This Certificate of Formation, dated September 13, 2001, has been duly executed and is filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the "Act) to form a limited liability company (the
                            ---
"Company") under the Act.
 -------

         1.  Name.  The name of the Company is Penn Virginia Operating Co., LLC.

         2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is:

             Corporation Trust Center
             1209 Orange Street
             Wilmington, Delaware 19801

         The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

             The Corporation Trust Company
             Corporation Trust Center
             1209 Orange Street
             Wilmington, Delaware 19801

         EXECUTED as of the date written first above.


                                                 /s/  Jeffrey W. Burnett
                                                 ------------------------------
                                                      Jeffrey W. Burnett
                                                      Authorized Person








                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 10:00 AM 09/13/2001
                                                          010452640 - 3435444